RULE 12b-1 DISTRIBUTION PLAN




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                      PLAN FOR PAYMENT OF CERTAIN EXPENSES
                           FOR DISTRIBUTION OF SHARES


                  A Plan (the "Plan") pertaining to Investor Shares of the E.I.I. Realty Securities Fund (the "Fund"), a series of the E.I.I. Realty Securities Trust (the "Trust"), a Delaware business trust and an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), adopted pursuant to Section 12(b) of the Act and Rule 12b-1 promulgated thereunder ("Rule 12b-1").

                  1. Distribution Payments. (a) The Fund, either directly or through E.I.I. Realty Securities, Inc. (the "Investment Adviser"), may make payments periodically (i) to a distributor of Investor Shares of the Fund (the "Distributor") or to any broker-dealer (a "Broker") who is registered under the Securities Exchange Act of 1934 and a member in good standing of the National Association of Securities Dealers, Inc. and who has entered into a selected dealer agreement with the Distributor, (ii) to other persons or organizations ("Distribution Agents") who have entered into shareholder servicing agreements with the Trust on behalf of the Fund for the distribution of the Fund's Investor Shares, or (iii) to the Distributor, a Broker, the Investment Advisor, a Distribution Agent, or any other person for expenses associated with distribution of the Fund's Investor Shares, including the compensation of the sales personnel of the Distributor.

                  (b) The schedule of such fees and the basis upon which such fees will be paid shall be determined from time to time by the Distributor and the Investment Adviser subject to approval by the Board of Trustees of the Trust.


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                  (c)  Payments  may  also  be  made  for  any  advertising  and promotional expenses relating to selling efforts, including but not limited to the incremental costs of printing prospectuses, statements of additional information, annual reports and other periodic reports for distribution to
persons  who  are  not   shareholders  of  the  Fund;  costs  of  preparing  and
distributing  any  other   supplemental   sales  literature;   costs  of  radio,
television,  newspaper  and  other  advertising;   telecommunications  expenses,
including the cost of telephones, telephone lines and other communications equipment, incurred by or for the Distributor or other person in carrying out its obligations under an agreement with the Trust.

                  (d) The aggregate amount of all payments by the Fund in any fiscal year, to the Distributor, Brokers, the Investment Advisor, Distribution Agents and for advertising and promotional expenses pursuant to paragraphs (a),
(b), (c) of this Section 2 shall not exceed 0.75% of the average daily net asset value attributable to Investor Shares of the Fund on an annual basis for such fiscal year, or such lesser amounts as determined appropriate. The Plan will only make payments for expenses actually incurred on a first-in, first-out basis. The amount of expenses incurred in any year may not exceed the rate of reimbursement set forth in the Plan. The unreimbursed amounts may be recovered through future payments under the Plan. Carry-over amounts are not limited in the number of years they may be carried forward. If the Plan is terminated in accordance with its terms, the obligations of the Fund to make payments pursuant to the Plan will cease and the Fund will not be required to make any payments past the date the Plan terminates.

                  2. Reports. Quarterly, in each year that this Plan remains in effect, the Trust's Principal Financial Officer shall prepare and furnish to the Board of Trustees of the


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Trust a written report,  complying with the requirements of Rule 12b-l,  setting forth the amounts expended by the Fund under the Plan and purposes for which such expenditures were made.

                  3. Approval of Plan. This Plan shall become effective upon approval of the Plan as it pertains to the Fund, the form of Selected Dealer Agreement and the form of Shareholder Servicing Agreement, by a majority vote of the Board of Trustees, including a majority of those Trustees who are not interested persons of the Trust (as defined in Section 2(a)(19) of the Act) and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the "Qualified Trustees"), cast in person at a meeting called for the purpose of voting on the Plan.

                  4. Term. This Plan as it pertains to the Fund shall remain in effect for one year from its adoption date and may be continued thereafter if this Plan and all related agreements are approved at least annually by a majority vote of the Trustees, including the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such Plan and agreements. This Plan may not be amended as it pertains to the Fund in order to increase materially the amount to be spent for distribution assistance without shareholder approval. All material amendments to this Plan must be approved by a vote of the Board of Trustees, and of the Qualified Trustees, cast in person at a meeting called for the purpose of voting thereon.

                  5. Termination. This Plan may be terminated as it pertains to the Fund at any time by a majority vote of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the Fund, as defined in section 2(a)(42) of the Act.


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                  6.  Nomination of  "Disinterested"  Trustees.  While this Plan shall be in effect, the selection and nomination of the "disinterested" Trustees of the Trust shall be committed to the discretion of the Qualified Trustees then in office.

                  7. Miscellaneous. (a) Any termination or noncontinuance of (i) a Selected Dealer Agreement between the Distributor and a particular Broker, or
(ii) any other Agreement between the Investment Advisor or the Trust on behalf of the Fund and a particular person or organization, shall have no effect on any similar agreements between Brokers or other persons and the Fund, the Investment Advisor or the Distributor pursuant to this Plan.

                  (b) Neither the Distributor, the Investment Advisor nor the Fund shall be under any obligation because of this Plan to execute any Selected Dealer Agreement with any Broker or any other Agreement with any person or organization.

                  (c) All agreements with any person or organization relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Section 5 hereof.


dated: April 28, 1998


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                                                                       EXHIBIT A

                         SHAREHOLDER SERVICING AGREEMENT
                                 INVESTOR SHARES

                       THE E.I.I. REALTY SECURITIES TRUST
                                    C/O PFPC
                                  P.O. BOX 8910
                         WILMINGTON, DELAWARE 19899-8910

To:  _______________

         We (the "Trust") wish to enter into this Servicing Agreement with you concerning the provision of support services to your client ("Clients") who may from time to time beneficially own Investor Shares ("Shares") of the E.I.I. Realty Securities Fund (the "Fund").

         The terms and conditions of this Servicing Agreement are as follows:

         SECTION 1. You agree to provide the following support services to Clients who may from time to time beneficially own Shares:/1/ (i) establishing and maintaining accounts and records relating to Clients that invest in Shares;
(ii) processing dividend and distribution payments from us on behalf of Clients;
(iii) providing information periodically to Clients showing their positions in Shares and integrating such statements with those of other transactions and balances in Clients' other accounts serviced by you; (iv) arranging for bank wires; (v) responding to Client inquiries relating to the services performed by you; (vi) responding to routine inquiries from Clients concerning their investments in Shares; (vii) providing subaccounting with respect to Shares beneficially owned by Clients, or the information to us necessary for subaccounting; (viii) if required by law, forwarding shareholder communications from us (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients; (ix) assisting in processing purchase, exchange and redemption requests from Clients and in placing such orders with our service contractors; (x) assisting Clients in changing dividend options, account designations and addresses; (xi) providing Clients with a service that invests the assets of their accounts in Shares pursuant to specific or pre-authorized instructions; and (xii) providing such other similar services as we may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations.

         SECTION 2. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in

--------
/1/ Series may be modified or omitted in the particular case and items renumbered.

your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services and assistance to Clients.

         SECTION 3. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us or the Shares except those contained in our then current prospectuses and statement of additional information, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

         SECTION 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions, or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Shares (or orders relating to the same) by or on behalf of Clients. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

         SECTION 5. In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payment therefor, a fee at the annual rate of __ one-hundredths of one percent (.__%) of the average daily net asset value of the Shares beneficially owned by your Clients for whom you are the dealer of record or holder of record or with whom you have a servicing relationship (the "Clients' Shares"), which fee will be computed daily (on the basis of 360-day year) and payable monthly. For purposes of determining the fees payable under this Section 5, the average daily net asset value of the Clients' Shares will be computed in the manner specified in our Registration Statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Shares for purposes of purchases and redemptions. By your written acceptance of this Agreement, you agree to and do waive such portion of any fee payable to you hereunder to the extent necessary to assure that such fee and other expenses required to be accrued by us on any day with respect to the Clients' Shares in the Fund to the extent that the Fund declares its net investment income as a dividend to shareholders on a daily basis does not exceed the income to be accrued by us to such Shares on that day. The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of Shares, including the sale of Shares to you for the account of any Client or Clients.

         SECTION 6. Any person authorized to direct the disposition of monies paid or payable by us pursuant to this Agreement will provide to our Board of Trustees, and our trustees will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with


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such  information  as we or they  may  reasonably  request  (including,  without limitation, periodic certifications confirming the provision to Clients of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

         SECTION 7. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

         SECTION 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) the compensation payable to you in connection with the investment of your Clients' assets in Shares will be disclosed by you to your Clients, will be authorized by your Clients and will not be excessive; and
(ii) the services provided by you under this Agreement will in no event be primarily intended to result in the sale of Shares.

         SECTION 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. This Agreement is terminable without penalty at any time by us (which termination may be by a vote of a majority of the Disinterested Trustees as defined in Section
12) or by you upon written notice to the other party hereto.

         SECTION 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunication device to the appropriate address stated herein, or to such other address as either party shall so provide the other.

         SECTION 11. This Agreement will be construed in accordance with the laws of the State of Delaware and is non-assignable by the parties hereto.

         SECTION 12. This  Agreement  has been approved by vote of a majority of
(i) our Board of Trustees and (ii) those Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of us and have no direct or indirect financial interest in this Agreement ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

         SECTION 13. The names the "E. I. I. Realty Securities Trust" and the "Board of Trustees" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Certificate of Trust filed at the office of the State Secretary of Delaware on December 22, 1997. The obligations of the "E.I.I. Realty Securities Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the Trust Property (as defined in the Trust Instrument), and all persons dealing


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with any class of Shares of our must look solely to the Trust Property belonging to such class for the enforcement of any claims against us.

        If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, c/o PFPC, P.O. Box 8910, Wilmington, Delaware 19899-8910.

                                              Very truly yours,

                                              E. I. I. REALTY SECURITIES TRUST

Date: ________________________                By: ________________________
                                                    (Authorized Officer)

                                              Title:

                                              Accepted and Agreed to:

Date: ________________________                By: ________________________
                                                    (Authorized Officer)

                                              Title:


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                                                                       EXHIBIT B
[Name and Address of Distributor]



                  Re:      Selected Dealer Agreement for
                           the  E.I.I. Realty Securities Trust
                           -----------------------------------

Gentlemen:

                  We understand that the E.I.I. Realty Securities Trust (the "Trust"), on behalf of the E.I.I. Realty Securities Fund (the "Fund"), has adopted a plan (the "Plan") pertaining to its Investor Shares pursuant to Rule 12b-l of the Investment Company Act of 1940, as amended (the "Act"), for making payments to selected brokers for distribution assistance of the Fund's Investor Shares.

                  We desire to enter into an agreement with you (the "Agreement") for the sale and distribution of the Investor Shares of the Fund for which you are Distributor and whose Investor Shares are offered to the public at net asset value plus any initial sales charge as set forth in the current prospectus. Upon acceptance of this Agreement by you, we understand that we may offer and sell Investor Shares of the Fund, subject, however, to all of the terms and conditions hereof and to your right to suspend or terminate the sale of such securities.

                  1. We understand that the Investor Shares of the Fund covered by this Agreement will be offered and sold at the public offering price. The public offering price is the net asset value described in the Fund's current Prospectus in effect at the time the order for such Investor Shares is confirmed and accepted on your behalf by the Fund plus any initial sales charge. We further understand that all purchase requests and applications submitted by us are subject to acceptance or rejection in the Fund's or your sole discretion.

                  2. We certify that we are members of the National Association of Securities Dealers, Inc. ("NASD") and agree to maintain membership in said association, or in the alternative, that we are foreign brokers not eligible for membership in said association. In either case, we agree to abide by all the rules and regulations of the NASD which are binding upon underwriters and brokers in the distribution of the shares of open-end investment companies, including without limitation, Section 26 of Article III of the Rules of Fair Practice, all of which are incorporated herein as if set forth in full. We further agree to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies. We agree that we will not sell or offer for sale, shares of the Fund in any state or jurisdiction where they are not exempt from registration or have not been qualified for sale.

                  3. We will offer and sell the Investor Shares of the Fund covered by this Agreement only in accordance with the terms and conditions of its then current Prospectus, and we will make no representations not included in said Prospectus or in any authorized supplemental material supplied by you. We will use our best efforts in the development and promotion of sales of the Investor Shares covered by this Agreement and agree to be responsible for the proper instruction and training of all sales personnel employed by us, in order that the Investor Shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. We agree to hold you harmless and indemnify you in the event that we, or any of our sales representatives, should violate any law, rule or regulation, or any provisions of this Agreement, which may result in liability to you; and in the event you determine to refund any amount paid by any investor by reason of any such violation on our part, we shall return to you any distribution assistance payments previously paid or allowed by you to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.

                  4. For purposes of this Agreement "Qualified Accounts" shall mean: accounts of customers of ours who have purchased Investor Shares of the Fund and who use our facilities to communicate with the Fund or to effect redemptions or additional purchases of Investor Shares and with respect to which we provide shareholder and administration services, which services may include, without limitation: answering inquiries regarding the Fund; assistance to customers in changing dividend options, account designations and addresses; performance of sub-accounting; establishment and maintenance of shareholder accounts and records; processing purchase and redemption transactions; automatic investment in Investor Shares of customer account cash balances; providing periodic statements showing a customer's account balance and the integration of such statements with those of other transactions and balances in the customer's other accounts serviced by us; arranging for bank wires; and such other information and services as you reasonably may request, to the extent we are permitted by applicable statute, rule or regulation.

                  5. In consideration of the services and facilities described herein, we shall be entitled to receive from you such fees as are set forth in the Plan for Payment of Certain Expenses for Distribution Shares (the "Plan"). We understand that the payment of such fees has been authorized pursuant to a Plan approved by the Board of Trustees and shareholders of the Fund and shall be paid only so long as this Agreement is in effect.

                  6. The frequency of payment, the terms of any right to sell in a territory, and any other supplemental terms, conditions or qualifications for us to receive such payments are subject to change by you from time to time, upon 30 days' written notice. Any orders placed after the effective date of such change shall be subject to the fee rates in effect at the time of receipt of the payment by the Fund or you. Such 30-day period may be waived at your sole option in the event such change increases the distribution assistance payments due us.

                  7. Payment for Investor Shares shall be made to the Fund and shall be received by the Fund promptly after the acceptance of our order. If such payment is not


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received by the Fund,  we  understand  that the Fund  reserves the right without notice, forthwith to cancel the sale, or, at the Fund's option, to sell the Investor Shares ordered by us back to the Fund in which latter case we may be held responsible for any loss, including loss of profit, suffered by the Fund resulting from our failure to make payments aforesaid.

                  8. Your obligations to us under this Agreement are subject to all the provisions of any underwriting agreements you have or may enter into with the Fund. We understand and agree that in performing our services covered by this Agreement we are acting as principal, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this Agreement or in the Plan shall be construed to constitute us or any of our agents, employees or representatives as your agent, partner or employee, or the agent, partner or employee of the Fund.

                  9. This Agreement shall terminate automatically (i) in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Act or (ii) in the event the Plan is terminated.

                  10. This Agreement may be terminated at any time (without payment of any penalty) by a majority of the "Qualified Trustees" as defined in the Plan or by a vote of a majority of the outstanding voting securities of the Fund as defined in the Plan (on not more than 60 days' written notice to us at our principal place of business). We, on 60 days' written notice addressed to you at your principal place of business, may terminate this Agreement. You may also terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Without limiting the generality of the foregoing and any provision hereof to the contrary notwithstanding, our expulsion from the NASD will automatically terminate this Agreement without notice; our suspension from the NASD or violation of applicable state or Federal laws or rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon date of mailing notice to us of such termination. Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for any such cause.

                  11. A copy of the Certificate of Trust is on file with the Secretary of State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

                  12. All communications to you shall be sent to you at your offices at __________________________. Any notice to us shall be duly given if mailed or telegraphed to us at the address shown on this Agreement.


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                  13. This Agreement shall become  effective as of the date when it is executed and dated by you below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Delaware.


                                          ______________________________________
                                          (Broker/Dealer)

                                          By:___________________________________
                                               Name:
                                               Title:


                                          ______________________________________
                                          (Address)


                                          ______________________________________
                                          (City)       (State)        (Zip Code)


ACCEPTED:

[Distributor]


By:______________________________________
     Name:
     Title:

Dated:


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